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                                                                    EXHIBIT 2(c)




                           WARRANT PURCHASE AGREEMENT
                           --------------------------

         THIS WARRANT PURCHASE AGREEMENT (this "Agreement") is made as of December 22, 1994, between HUNTINGTON BANCSHARES INCORPORATED, a Maryland corporation ("Huntington"), and RELIANCE BANK OF FLORIDA, a Florida banking corporation ("Reliance").

                                   RECITALS:
                                   --------

         A. Concurrently herewith, Huntington, Huntington Bancshares Florida, Inc., a wholly owned subsidiary of Huntington ("Huntington Florida"), Security National Bank, a national bank ("SNB"), and Reliance have entered into Acquisition Agreement, dated as of the date hereof (the "Acquisition Agreement"), and Huntington Florida, SNB, and Reliance have entered into a certain Agreement and Plan of Merger, dated as of the date hereof (together with the Acquisition, collectively, the "Merger Documents"), which provide for the merger of Reliance into The Huntington National Bank of Florida, as successor by name change to SNB ("HNBF"), which will be a wholly owned subsidiary of Huntington Florida (or, under certain circumstances, the merger of Huntington Federal Savings Bank, a wholly owned subsidiary of Huntington, into Reliance) (in either case, the "Merger"). All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Merger Documents.

         B. As a condition to Huntington's and Huntington Florida's entering into the Merger Documents and in consideration therefor, Reliance has agreed to issue to Huntington a warrant or warrants entitling Huntington to purchase up to a total of 115,415 shares of Reliance Common, on the terms and conditions set forth herein.

                                   AGREEMENT:
                                   ---------

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         SECTION 1. ISSUANCE AND EXERCISE OF THE WARRANT. Concurrently with the execution of the Merger Documents and this Agreement, Reliance shall issue to Huntington a warrant in the form attached as Attachment A hereto (the "Warrant") to purchase up to a total of 115,415 shares of Reliance Common at a purchase price equal to $56.48 per share (the "Exercise Price"), subject to adjustments as provided in the Warrant. (The holder of the Warrant from time to time is hereinafter referred to as the "Holder.") The Warrant shall be exercisable in accordance with the terms and conditions set forth therein.


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         SECTION 2.  REGISTRATION RIGHTS. If, at any time after the Warrant becomes exercisable in accordance with its terms, Reliance shall receive a written request therefor from the Holder, Reliance shall prepare and file a registration statement under the 1933 Act covering such number of shares of Reliance Common as the Holder shall specify in the request and shall use its best efforts to cause such registration statement to become effective; provided, however, that the Holder shall only have the right to request three such registrations. Without the written consent of the Holder, neither Reliance nor any other holder of securities of Reliance may include securities in such registration.

         SECTION 3. "PIGGYBACK" RIGHTS. If, at any time after the Warrant becomes exercisable in accordance with its terms, Reliance shall determine to proceed with the preparation and filing of a registration statement under the 1933 Act in connection with the proposed offer and sale for money of any of its securities (other than in connection with a dividend reinvestment, employee stock purchase, stock option, or similar plan or a registration statement on Form S-4) by it or any of its security holders, Reliance shall give written notice thereof to the Holder. Upon the written request of the Holder given within ten days after receipt of any such notice from Reliance, Reliance shall, except as herein provided, cause all shares of Reliance Common which the Holder shall request be included in such registration statement to be so included; provided, however, that nothing herein shall prevent Reliance from abandoning or delaying any registration at any time; and provided, further, that if Reliance decides not to proceed with a registration after the registration statement has been filed with the SEC and Reliance's decision not to proceed is primarily based upon the anticipated public offering price of the securities to be sold by Reliance, Reliance shall promptly complete the registration for the benefit of the Holder if the Holder agrees to bear all additional and incremental expenses incurred by Reliance as the result of such registration after Reliance has decided not to proceed. If any registration pursuant to this Section shall be underwritten in whole or in part, the Holder may require that any shares of Reliance Common requested for inclusion pursuant to this Section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In the event that the shares of Reliance Common requested for inclusion pursuant to this Section would constitute more than 25 percent of the total number of shares to be included in a proposed underwritten public offering, and if in the good faith judgment of the managing underwriter of such public offering the inclusion of all of such shares would interfere with the successful marketing of the shares of being offered by Reliance, the number of shares otherwise to be included in the underwritten public offering hereunder may be reduced; provided, however, that after any such required reduction, the shares of Reliance Common to be included in such offering for the account of the Holder shall constitute at least 25 percent of the total number of shares to be included in such offering.

         SECTION 4. OBLIGATIONS OF RELIANCE IN CONNECTION WITH A REGISTRATION. If and whenever Reliance is required by the provisions of Sections 2 or 3 hereof to effect the registration of any shares of Reliance Common under the 1933 Act, Reliance shall:

                 (a) prepare and file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine months;


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                  (b) prepare and file with the SEC such amendments to such
registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine months;

                  (c) furnish to the Holder and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, amendments thereto, preliminary prospectus, final prospectus, and such other documents as the Holder or such underwriters may reasonably request in order to facilitate the public offering of such securities;

                  (d) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the Holder or such underwriters may reasonably request; provided that Reliance shall not be required by virtue hereof to submit to the general jurisdiction of any state;

                  (e) notify the Holder, promptly after Reliance shall receive notice thereof, of the time when such registration statement or any post-effective amendment thereof has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                  (f) notify the Holder promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

                  (g) prepare and file with the SEC, promptly upon the request of the Holder, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Holder (and concurred in by counsel for Reliance), is required under the 1933 Act or the rules and regulations promulgated thereunder in connection with the distribution of the shares of Reliance Common by the Holder;

                  (h) prepare and promptly file with the SEC such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus is required to be delivered under the 1933 Act, any event shall have occurred as the result of which such prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

                  (i) advise the Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

                  (j) at the request of the Holder, furnish on the date or dates provided for in the underwriting agreement: (i) an opinion or opinions of the counsel representing Reliance for the purposes of such registration, addressed to the underwriters and to the Holder, covering such matters as such underwriters and the Holder may reasonably request and as are customarily covered by


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issuer's counsel at that time; and (ii) a letter or letters from the independent certified public accountants of Reliance, addressed to the underwriters and to the Holder, covering such matters as such underwriters or the Holder may reasonably request, in which letters such accountants shall state (without limiting the generality of the foregoing) that they are independent certified public accountants within the meaning of the 1933 Act and that, in the opinion of such accountants, the financial statements and other financial data of Reliance included in the registration statement or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the 1933 Act.

         SECTION 5. EXPENSES OF REGISTRATION. With respect to a registration requested pursuant to Section 2 hereof and with respect to each inclusion of shares of Reliance Common in a registration statement pursuant to Section 3 hereof, Reliance shall bear the following fees, costs, and expenses: all registration, stock exchange listing, and NASD fees, printing expenses, fees and disbursements of counsel and accountants for Reliance, fees and disbursements of counsel for the underwriter or underwriters of such securities (if Reliance and/or the Holder are required to bear such fees and disbursements), and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of counsel and accountants for the Holder, underwriting discounts and commissions and transfer taxes relating to the Reliance Common being sold for the Holder, and any other expenses incurred by the Holder not expressly included above shall be borne by the Holder.

         SECTION 6.  INDEMNIFICATION.

                 (a) Reliance shall indemnify and hold harmless the Holder, any underwriter (as defined in the 1933 Act) for the Holder, and each person, if any, who controls the Holder or such underwriter within the meaning of the 1933 Act, from and against any and all loss, damage, liability, cost, and expense to which the Holder or any such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, damages, liabilities, costs, or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in any registration statement filed pursuant to Section 4 hereof, any prospectus or preliminary prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; provided, however, that Reliance will not be liable in any such case to the extent that any such loss, damage, liability, cost, or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Holder, such underwriter, or such controlling persons in writing specifically for use in the preparation thereof.

                 (b) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) of this Section 6 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party shall, if a claim thereof is to be made against Reliance pursuant to the provision of such paragraph (a), promptly notify Reliance of the commencement thereof; but the omission to so notify Reliance will not relieve it from any


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liability which it may have to any indemnified party otherwise hereunder. In case such action is brought against any indemnified party and such indemnified party notifies Reliance of the commencement thereof, Reliance shall have the right to participate in and, to the extent that it may wish to do so, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and Reliance and there is a conflict of interest which would prevent counsel for Reliance from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from Reliance to such indemnified party of its election so to assume the defense of any such action, the indemnified party shall have the right to participate in such action and to retain its own counsel, but Reliance shall not be required to indemnify and hold harmless the indemnified party pursuant to the provisions of such paragraph (a) for any legal fees or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation, unless
(i) the indemnified party shall have employed separate counsel in accordance with the provisions of the preceding sentence of this paragraph (b), (ii) Reliance shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) Reliance has authorized the employment of counsel for the indemnified party at the expense of Reliance.

                 (c) If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the 1933 Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances.

         SECTION 7.  REPURCHASE RIGHTS.

                 (a) At any time after the Warrant becomes exercisable and prior to the expiration of the Warrant, in accordance with the terms thereof:

                     (i) Reliance may, and upon the written request of the Holder, Reliance shall, repurchase the Warrant from the Holder at a price (the "Warrant Repurchase Price") equal to the difference between the "Market/Offer Price" (as defined in paragraph (b) below) and the Exercise Price, multiplied by the number of shares for which the Warrant may then be exercised, in the aggregate, but only if the Market/Offer Price is greater than the Exercise Price;

                     (ii) Reliance may, and upon the written request of the owner (the "Owner") of any shares of Reliance Common purchased pursuant to an exercise of the Warrant ("Warrant Stock"), Reliance shall, repurchase all of the shares of Warrant Stock held by such Owner at a price (the "Warrant Stock Repurchase Price")


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          equal to the number of shares to be repurchased hereunder multiplied by the greater of the Exercise Price and the Market/Offer Price; and

                 (iii) If any repurchase pursuant to clauses (i) and (ii) of this Section 7 occurs, Reliance shall, upon the written request of Huntington, pay to Huntington all of Huntington's out-of-pocket expenses actually incurred and paid or payable to third parties in connection with the transactions contemplated by the Acquisition Agreement for legal, accounting, and investment banking fees and expenses.

                 (b) For purposes of paragraph (a) of this Section 7, the "Market/Offer Price" shall mean the highest of (i) the price per share at which a tender offer or exchange offer for shares of Reliance Common has been made,
(ii) the price per share of Reliance Common to be paid by any third party pursuant to an agreement with Reliance, and (iii) the highest closing price for shares of Reliance Common within the 4-month period immediately preceding the date the Holder gives notice of the required repurchase of the Warrant or the Owner gives notice of the required repurchase of Warrant Stock, as appropriate. In the event that an exchange offer is made or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Reliance Common shall be determined by a nationally recognized investment banking firm mutually acceptable to the parties hereto.

                 (c) The Holder and the Owner may exercise their respective rights to require Reliance to repurchase the Warrant or the Warrant Stock pursuant to this Section 7 by surrendering for such purpose to Reliance, at its principal office, the Warrant or certificates for shares of Warrant Stock, as the case may be, free and clear of any liens, claims, encumbrances, or rights of third parties of any kind, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, requests Reliance to repurchase such Warrant or Warrant Stock in accordance with the provisions of this Section 7. Subject to the last proviso of paragraph 7(d) below, as promptly as practicable, and in any event within five business days after the surrender of the Warrant or certificates representing shares of Warrant Stock and the receipt of such notice or notices relating thereto, Reliance shall deliver or cause to be delivered to the Holder or Owner the Warrant Repurchase Price or the Warrant Stock Repurchase Price therefor, as applicable, or the portion thereof which Reliance is not then prohibited under applicable law and regulation from so delivering.

                 (d) To the extent that Reliance is prohibited under applicable law or regulation, or as a result of administrative or judicial action, from repurchasing the Warrant and/or the Warrant Stock in full at any time that it may be required to do so hereunder, Reliance shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Warrant Repurchase Price and the Warrant Stock Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which Reliance is no longer so prohibited. Upon receipt of such notice from Reliance and for a period of 15 days thereafter, the Holder and/or Owner may revoke its notice of repurchase of the Warrant and/or Warrant Stock by written notice to Reliance at its principal office stating that the Holder and/or the Owner elects to revoke its election to exercise its right to require Reliance to repurchase the Warrant and/or Warrant Stock, whereupon Reliance


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will promptly deliver to the Holder and/or Owner the Warrant and/or certificates representing shares of Warrant Stock surrendered to Reliance for purposes of such repurchase. Whether or not such election is revoked, Reliance hereby agrees to use its best efforts to obtain all required legal and regulatory approvals necessary to permit Reliance to repurchase the Warrant and/or the Warrant Stock as promptly as practicable.

         SECTION 8. ASSUMPTION OF OBLIGATIONS UNDER THIS AGREEMENT. Reliance will not enter into any transaction described in paragraph 5(a) of the Warrant unless the "Acquiring Corporation" (as that term is defined in the Warrant) assumes in writing all the obligations of Reliance hereunder.

         SECTION 9. REMEDIES. Without limiting the foregoing or any remedies available to the Holder, Reliance specifically acknowledges that neither Huntington nor any successor holder of the Warrant would have an adequate remedy at law for any breach of this Warrant Purchase Agreement and Reliance hereby agrees that Huntington and any successor holder of the Warrant shall be entitled to specific performance of the obligations of Reliance hereunder and injunctive relief against actual or threatened violations of the provisions hereof.

         SECTION 10. TERMINATION. This Agreement will terminate upon a termination of the Warrant in accordance with Section 9 thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Warrant Purchase Agreement as of the day and year first above written.


                       HUNTINGTON BANCSHARES INCORPORATED



                       By:         /s/ Zuheir Sofia
                           -----------------------------------------------------
                           Zuheir Sofia, President


                       RELIANCE BANK OF FLORIDA



                       By:         /s/ Sam L. Bockman
                           -----------------------------------------------------
                           Sam L. Bockman, President and Chief Executive Officer




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